Exhibit 99.2
CORPORATE PARTICIPANTS
John Lettko
MedAvant Healthcare Solutions — CEO
Doug O’Dowd
MedAvant Healthcare Solutions — CFO
Emily Pietrzak
MedAvant Healthcare Solutions — Head of Marketing and Communications
Eric Arnson
MedAvant Healthcare Solutions — Head of Product Management
Chris Carter
MedAvant Healthcare Solutions — Head of Sales & Account Marketing
Lonnie Hardin
MedAvant Healthcare Solutions — Head of Operations
Cindy Byrd
MedAvant Healthcare Solultions — Head of Technology
CONFERENCE CALL PARTICIPANTS
Manny Gerard
Analyst
Thelma Cox
PRESENTATION

Operator
Good afternoon. My name is Lisa, and I will be your conference facilitator today. At this time, I would like to welcome everyone to the MedAvant conference to discuss a rebranding effort currently underway. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer period. (OPERATOR INSTRUCTIONS) As a reminder, ladies and gentlemen, this conference is being recorded. The conference is also being webcast, and replays will be available on the Internet at www.medavanthealth.com shortly after this call.
Please be reminded that statements made by MedAvant during this call, including answers given in response to questions, are intended to fall within the Safe Harbor provisions of the securities laws. Leading today’s call from MedAvant is Mr. John Lettko, CEO. At this time, I would like to turn the call over to Mr. Lettko. Sir, you may begin your conference.

John Lettko - MedAvant Healthcare Solutions — CEO
Thank you. Good afternoon and thank you for joining us. I’m John Lettko, MedAvant’s CEO, and with me today is our Chief Financial Officer, Doug O’Dowd; Lonnie Hardin, Head of Operations; Cindy Bird, who leads Technology; Chris Carter, heading up our Sales and Account Management team; Eric Arnson, leading Product Management; David Oles, our General Counsel and Secretary; and Emily Pietrzak, Head of Marketing and Communications.
We’re very excited to speak with you today about our new identity and refinancing, as well as the many changes that are happening at MedAvant today. To give you an idea of how far we have come in six months, I would like to take a few minutes to give you an overview of the situation when I joined in May and how things look today.

As many of you already know, when I joined the company, ProxyMed operated as four separate business units, with about 500 employees in 9 principal locations. Our transactions ran on several processing platforms, some of our revenue was actually costing us money and our cost base was relatively high.
Our business review process this summer highlighted many of the inefficiencies throughout the organization and in September, we restructured the Company to create a more valuable, efficient organization. We began by eliminating 100 positions and consolidating the Company into four major locations and five product lines to better focus on our customer segments, providers, payers, partners, labs, and pharmacies.
All of our major functional areas are now being leveraged across the enterprise. For example, sales to all customer segments are now being managed by Chris. We are in the process of moving all our health care transactions to our real-time processing platform, called Phoenix, and expect to be able to shut down our remaining platforms next year. We have spent several months renegotiating poor-performing deals, and redesigning and eliminating poor-performing products. We have reduced much of the bad revenue that was costing us money and are now very much focused on margin.
We are drastically restructuring our customer service to better serve our customers and have outsourced our HR functions to Administaff to better serve our associates. So far this process has resulted in a much lower cost base and has saved the Company about $6 million. We expect several million more in additional savings over the next couple of months.
I’m extremely proud of the work we have accomplished in the past six months and am confident that the direction in which we are headed is the right one. There are clear parallels between the banking and health care industries, and the first step to gaining efficiencies in this market is to get the paper out. We’re concentrating our efforts on provider-focused solutions specifically for this reason. But I will let my executive management team tell you more about that over the next 30 minutes or so.
At this time, I would like to turn it over to Doug to talk about our newly-completed financing arrangement with Laurus.

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
Thanks, John. Good afternoon, everyone. As we released today, we have closed the financing arrangement with Laurus Master Fund, LTD, that I would like to outline for you. Laurus will extend financing to the Company in the form of a $5 million term loan and a $15 million revolving credit facility. MedAvant will issue 500,000 shares of its Common Stock to Laurus in exchange for this arrangement. The stock dilution works out to be approximately 3.9%. The term loan has a five-year term and the revolving credit facility has a term of 3 years with two 1-year options. The loan is fully funded.
The proceeds of the loans are to be used to repay existing indebtedness to Wachovia Bank National Association and to be used for working capital. The loan has a stated interest rate of prime plus 2%, subject to a minimum rate of 8%, while the revolving credit facility has a stated interest rate of on the 90-day LIBOR rate plus 5%, subject to a minimum of 7%. The loan is payable in equal monthly principal installments of approximately $89,000 that will begin in four months and will mature on December 2010, while the revolving credit facility has a maturity date of December 2008.

John Lettko - MedAvant Healthcare Solutions — CEO
If I could interject, Doug, this arrangement is extremely flexible for us and allows us to handle cash flow fluctuation and be healthy as a Company going forward.

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
Correct, John. It will allow us to improve our payables and improve DSO, as many of our vendor partners are our customers as well. We will be able to take advantage of opportunities in the marketplace as they arise, and as you mentioned, John, better manage our cash flow overall.
Looking back at the third quarter of this year, we started to see some of the early impact of the cost reductions we have implemented in September’s results reflected in improving gross margin. At the same time, we are seeing revenue runoff, some of which is intentional as we exit products and agreements that were contributing to negative margin.

As you know, we also had an asset impairment charge of $95.7 million, made up of a charge of 68.1 million for goodwill and $27.6 million in other long-term assets. The result of this reduction results in monthly reduction of amortization of about $260,000.
At this time, I would like to turn it over to it Emily Pietrzak to discuss our recent rebranding efforts.

Emily Pietrzak - MedAvant Healthcare Solutions — Head of Marketing and Communications
Thanks, Doug, and thank you all for joining us today. We have been looking forward to releasing the new name and identity for quite some time now, and I know you all have been anxious to see what we have been up to these last few months.
During the business review we conducted this summer, I was asked to assess our brand strength in the market and devise a strategy that made sense for our new business model, philosophy, and direction.
We hired the branding firm True Brand out of San Francisco and went to work interviewing our customers and the market and conducting focus groups. What we found is that over the years, ProxyMed had acquired a number of complementary health care information and technology companies that expanded our services, but operated as separate companies with separate cultures and functional operations. We also learned that the brand name ProxyMed really didn’t have much brand strength in the market. Many of our customers were confused about what we did and the Company had not invested much in solidifying the brand identity.
We began to look at changing the name and changing the brand of the Company. Because of our plan to refocus the efforts of the Company toward provider-focused solutions, we wanted to be sure our corporate identity would send a strong message to the market about our position and our strategy. After much research, the Company ProxyMed made the decision to formally change its operating name to MedAvant Healthcare Solutions, effective December 5 and the new name has significant meaning for us.
The root word “Med” literally means “to take appropriate measures”, and “Avant” means “before”, “in front of”, or “leading”. For us, the full “MedAvant” translates directly into “to take appropriate measures ahead of others in our industry.” And our industry-leading real-time processing platform, Phoenix, is the tool we are using to move the market toward true automation and improved efficiency for all customers. Cindy will talk about that in just a moment.
Our new tag line is “It’s About Time,” and it speaks to our urgency to move the health care industry toward real-time processing and to our commitment to provide our customers with the solutions they need to better manage their business and improve the health care experience.
Working closely with our partners, MedAvant will concentrate its business on solutions that empower providers to initiate health care transactions electronically. By automating transactions in the provider office, the Company will be able to deliver higher quality and lower costs for all clients, and introduce real-time direct connectivity and transaction processing for all.
We will continue to offer our cost containment lab services and E-Prescribing solutions, but are shifting direction toward provider-focused solutions because health care begins with the provider. In order to bring greater efficiencies to all of our customers, the transaction process must be automated in the provider’s office. Providers choose whether to initiate transactions by paper or electronic means, so our solutions should solve their business issues and encourage electronic processes. Electronic claims, prescriptions and lab reports are faster, cheaper and safer for all of our clients, and we will continue to work closely with each customer segment to ensure we are providing solutions that produce the greatest results.
It’s important to note that this name change applies only to the operational name of the Company. This allows us to keep the same tax ID, accounts, NASDAQ symbol, which will remain PILL, and contracts in place, while still using the MedAvant or MedAvant Healthcare Solutions operating name (ph). To be clear, at this time, this change is simply in operating name, although we may look at changing the legal name of the Company at a later date.
In the next few weeks, you will hear more about MedAvant through various media outlets. We have some exciting new products news and partnerships that are evidence of our shift in focus. Most importantly, we are executing on our focus and delivering solutions that meet the needs of our customers.
At this time, I would like to turn it over to Eric Arnson, who heads up our Product Management.

Eric Arnson - MedAvant Healthcare Solutions — Head of Product Management
Thanks, Emily. Good afternoon, everyone. As the Head of Product Management for MedAvant, I would like to talk to you about our newly announced Envision Portal for Providers and plans to implement a quality program based on Six Sigma. We’re very excited about the new Envision Portal for Providers. John mentioned earlier one of our main objectives at MedAvant is get the paper out of health care, specifically at the point of care. This results in lower cost and more efficiency for all of our customers, not just our provider base.
Our Envision Portal is a secure, online solution that offers providers a single view of the claims filing and adjudication process. The goal is to bring transparency and visibility to what today is a somewhat frustrating and lengthy process for almost everyone. The portal allows our providers to enroll online, submit their claims, check for quality and edit and track a claim at any point in the process, receive electronic remittance advice and better understand their rejected claims. The specific capabilities of the Envision Portal are further detailed on our website and in our press release that we distributed on Monday.
In an effort to further improve our products, services and operations, we are implementing a quality program based on Six Sigma tools and methodologies. This program will help us improve our internal efficiencies, deliver higher-quality products and services that advance automation in our industry. Currently, we have trained individuals on staff who are leading this effort and we plan to formally launch the program by January 1 of 2006. Our first objective is to establish benchmarks and goals for the metrics going into 2006 and beyond. The program will be managed and monitored by the executive team and we will be training evangelists in strategic positions throughout the Company.
We chose Six Sigma specifically because this program focuses on listening to our customers’ needs and improving the customer experience, all of which applies directly to bottom-line performance. The program will keep us focused on the needs and requirements of our customers. It is simple — we develop the right products, our customers are happy customers, and they buy more of our services.
At this time, I would like to turn it over to Chris Carter, our Head of Sales and Account Management.

Chris Carter - MedAvant Healthcare Solutions — Head of Sales & Account Marketing
Thanks, Eric. Good afternoon, everyone. Our sales strategy has changed dramatically over the last couple of months, particularly as we brought the Company together under one organization. In August, we brought our sales and account management teams together from all sides of the business to reside within one organization. This was an important change, as it allows us to leverage our provider relationships and complementary product lines for cross-selling opportunities.
As an example, we currently connect to about 450,000 providers in our PPO network, NPPN. On the EDI clearinghouse side, we connect to over 100,000 providers. Previously, our sales teams from several business units would call on these same providers with different messages and different solutions. Today, our full sales team has been through extensive product and service training to ensure we have the tools to call on the marketplace with a consistent message and consistent solutions. And because health care is delivered locally, we are focusing our efforts on a regional approach to strengthen our market presence.
To improve the kind of revenue our teams are bringing in, we have implemented a strict sales process that ensures that the contracts we do sign are of high quality from a margin and revenue perspective.
With that, I would like to turn it over to Lonnie Hardin, our Head of Customer Service and Operations.

Lonnie Hardin - MedAvant Healthcare Solutions — Head of Operations
Thanks Chris. Good afternoon, everyone. Changing the structure of Customer Service and Operations has been quite an undertaking, as we have pulled all areas of the Company together under a united leadership team. But we’ve made a number of significant changes that will allow us to offer truly superior customer support, and I am happy to share some of those with you today.
In recent weeks, my team has been working to deliver immediate improvements in our customer service area. Our efforts are being realized, as we have upgraded the hiring requirements for new customer service associates, focusing on individuals that have strong problem solving skills. In addition, all existing associates have been tested to identify areas where they may require additional and more in-depth training.

In an effort to improve the actual handling of customer calls, we have added more associates to the front line to answer inbound calls. Our associates are tasked with resolving the issues during the first call session. In addition, we have initiated an outbound call campaign whereby executive team members will call customers to determine their level of satisfaction with their MedAvant customer service representative. Customers will be asked to score our associates on how well they perform. This will give us an accurate view of the quality of our call resolution in real time.
We will also be implementing a virtual customer service call system later this month. This system will distribute the inbound call volume evenly amongst our associates at any location and direct the call to any available service representative, thereby reducing our customers’ wait time and voicemail interaction.
We can’t expect our associates to accept such sweeping changes without providing some significant financial incentives. With this in mind, we have established a bonus reserve program for those associates who provide superior customer support. Our associates can now earn significant bonus payments based on their own personal performance. Associates that don’t perform well will be released from the team. It is as simple as that.
In summary, we want MedAvant customers to have the best service experience in the industry. To repeat Eric’s point earlier, happy customers buy more of our services.
With that, I would now like to turn the call over to Cindy Bird, who runs our Technology Group.

Cindy Bird - MedAvant Healthcare Solutions — Head of Technology
Thanks, Lonnie. Many of you have heard about our Phoenix platform and you have certainly heard the buzz about real-time processing. But I wanted to give you an overview of the unique technology we are implementing today to offer unparalleled service and support for our customers.
Phoenix is a service-oriented architecture that supports both batch and real-time straight-through processing. It is highly scalable, and we are currently only running at 35% capacity. We can handle significantly more volume on the existing platform. Phoenix was built internally 3 years ago on open systems as a real-time platform because real-time allows for lower-cost processing, higher SLAs and extremely high quality – an absolute must if we are to offer world-class service.
I know you have heard this before, but we are truly moving all transactions to our Phoenix platform, and we’re doing that right now. The bonuses for every employee in the Company are tied to this, so believe me, I am highly motivated to get this done. We are currently running approximately 95% of all of our health care transactions on Phoenix today, and the goal is to shut down all of our remaining legacy platforms next year. Two of them will be shut down by the end of 2005.
Phoenix is also architected to allow us to offer the real-time processing functionality to our payer customers, who may not be able to handle real-time processing today.

John Lettko - MedAvant Healthcare Solutions — CEO
That is a great point, Cindy. In financial services, we saw this parallel with the banks as well. Initially, the banks saw their check processing activities as differentiating, only to be followed a few years later by their collective desire to outsource that activity to scale processors.

Cindy Bird - MedAvant Healthcare Solutions — Head of Technology
Absolutely right. Thanks, John. Another unique piece of technology that we are actually deploying to our lab clients today is Pilot, an innovative, freestanding, smart routing, lab reporting device that brings many new features to the industry, including network connectivity, fax reception, remote auditing by Web browser, enhanced security, and a browser-based user interface.
Now I will turn it back to John for closing comments.

John Lettko - MedAvant Healthcare Solutions — CEO
Thank you, Cindy. I’ve been saying for months that none of us can explain what the Company really does. Today we have a strategy and a vision that is clear. Our goal is to be the provider-focused health care technology company our customers rely on to automate transaction processing, deliver information in real-time, and lower the cost of health care for all our customers.
At this point, I would like to open up the lines for our Q&A session. Lisa, will you the please begin polling for questions?
QUESTION AND ANSWER

Operator
OPERATOR INSTRUCTIONS) (indiscernible)

Unidentified Speaker
Hi. I’m glad you guys had this phone call, and perhaps you addressed this already — I joined about ten minutes late. I think Cindy mentioned two legacy platforms — that is the first question. I would like to know what they are.
And the second question is, how are the features of ProxyMed going to be integrated and are there any major changes planned over the next few months?

John Lettko - MedAvant Healthcare Solutions — CEO
Rich, the answer to your first question is the LAN and Progress systems are the two that we’re shutting down right now.
The second answer, I need a little more clarification of your question. What do you mean by the features of ProxyMed?

Unidentified Speaker
We have been just starting to use ProxyMed for some of our clients, who are physicians doing verification eligibility. And we noticed that the system was changed over to the new Company yesterday, and I wanted to find out if it was going to stay the way it is, or if there are going to be changes implemented to it. And the reason why I am asking is my staff is fairly large, and the training time it takes, if there are new features added, is significant.

John Lettko - MedAvant Healthcare Solutions — CEO
Yes, Rich, I am glad you asked I question. While the name of the Company is changing, the way you use our products today should not be changing. However, you should see a definite improvement, as Lonnie described, in our new approach towards customer service. And as we go down the road, we are going to be providing more products of greater depth focused on the provider area. And as we do that, they will be elective; you will be able to take them or not. And in the case when you do take them, there will be training provided.

Unidentified Speaker
That’s great. We’re pushing for you guys, and good luck on behalf of my firm.

John Lettko - MedAvant Healthcare Solutions — CEO
Thank you.

Operator
Manny Gerard (ph).

Manny Gerard Analyst
John, since Phoenix is obviously a key to the future of the Company, or one of the core pieces of the technology, how does it stack up as you look at your competition? How do you — when you look at Phoenix and you look at what the competition is doing, how do you view that?

John Lettko - MedAvant Healthcare Solutions — CEO
Manny, thank you. Yes, Phoenix is the key, and I was very excited, frankly, to find it when I arrived here six months ago. Because as I went out and talked to our competitors, it was one of the two major assets in the Company, along with our provider base, that they truly coveted. It is way ahead in several aspects. The first and most remarkable from our perspective is it is a real-time processing system. The second is it is very highly scalable.
And probably most important of all, Manny, is it works. Several of our competitors have gone out and attempted to build a very similar platform and have not been successful, have had to write it off and are looking at doing it, in some cases, for a second or third time. So as Cindy described, we have a great system; it is the envy of our competitors. And it’s only operating at 35% capacity, which says we have got a lot of additional room and it is very easily scalable by just adding relatively cheap servers to the infrastructure. So we are really happy to have it.

Manny Gerard Analyst
Can I — a second question? I know that one of the issues you came upon when you got here was the level of rework, which I gather led to some of the high employee counts. Where was it when you got there? Where are you on the continuum? Where do you think you can get that to?

John Lettko - MedAvant Healthcare Solutions — CEO
Thank you. The rework was a big shock, as I came from financial services, where error rates were 2/100s and 3/100s of a percent, and came into this industry, where error rates of 15 to 20% are more the norm. I saw it as a huge opportunity. Our error rates on our repricing platform, as an example, were running at — our straight through rate was running at about 85%, meaning our error rate was about 15%. We have already moved that up into the low 90s. It’s around 91% today as we sit here, and improving. And that is just in a piece of our business, about a third of our business.
So as Eric mentioned, the introduction of a Six Sigma-based quality program here, I think, will have a great payoff for us, particularly as we look at the low-hanging fruit next year.

Manny Gerard Analyst
I will hop off, but I have a couple of other questions — give somebody else a chance.

Operator
(OPERATOR INSTRUCTIONS) Manny Gerard.

Manny Gerard Analyst
If I hear it right, in terms of the cost structure, there is something like — I don’t know — 6 million was thrown out with the statement, I think. I think the direct quote was we expect several million more and there is about a $3 million saving in D&A. So we’re something north of $10 million on P&L savings since you got here?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
That is correct.

Manny Gerard Analyst
Okay. But the key issue it seems to me is revenue going forward. Now, you have announced a bunch of initiatives. My question is not so much as specific as — the people who are selling, do you have any feedback at this point on all of the things you have done? When you hear from your customers, what do you hear in terms of your sense of the uptake of the new initiatives and where you are headed as a company?

John Lettko - MedAvant Healthcare Solutions — CEO
What we’re hearing so far, Manny, is pretty direct and in real-time, because we have been in constant communication with them. Most of the changes around our product, our product delivery, the new Envision Portal, were all developed with the direct input of customers through focus groups and data customers. And that is a change, a departure from the way we had done things previously. Previously, we would be sitting around thinking something was a great idea and not necessarily involving customers early on. So we made it a concerted effort to do that differently starting in the summer.
And I think also, there has been a lot of receptivity towards — for the outsourcing potential in this business that we mentioned briefly. We think that Phoenix not only is a great processing platform to direct transactions from providers, but also there is a lot of opportunity, and we have heard from a lot of our payers, that they could use some help with the real-time receipt acknowledgment and, in some cases, pre-adjudication of claim. So from a revenue perspective, we are looking at certainly growing the business as we have, as well as expanding into more specific value-added services, probably larger deals generally, in an outsourcing realm together with our payer customers.

Manny Gerard Analyst
Thanks a lot.

John Lettko - MedAvant Healthcare Solutions — CEO
Thank you.

Operator
Thelma Cox (ph).

Thelma Cox
Hi, I work for LogicSolutions. We are a reseller. And we have had — my question, I guess, is are you planning in the future to change any of the response reports that the customers get? And in specifics, we have had situations where clients, facilities, send claims and they get a response back from ProxyMed, which is now of course not ProxyMed — MedAvant. And as far as they know, their claims are just going to MedAvant. They don’t know that you have a contract with another company that has a contract with another company before it ever actually gets to the insurance company. And so they assume when they get a response file that says it’s accepted, they assume that it’s accepted.
Well, come to find out, it was sent to another company who sent it to another company, who denied it. But they never got a response file stating that those claims were denied, until all of a sudden money didn’t come in.
So I guess is there any plan — I don’t know how you would do it — but plan so that the customer knows that this response file has just gone to you and that maybe you have gone — have sent it on to another payer or to another clearinghouse, so that they are not confused as to where their claims are at?

John Lettko - MedAvant Healthcare Solutions — CEO
Thank you, Thelma. That is a great question, and one that certainly has been puzzling to me coming into this industry as well. You will be happy to know that really the Envision Portal that we have just been discussing and announced this week is designed to give you the total visibility from the point that you submit the claim to us, all the way through the process, no matter what intermediaries are involved.
Now, as a side note, we’re really looking to reduce the number of intermediaries and go direct as much as possible to all of our payer customers so that we can speed up this activity and also get higher quality information back to you quicker. Coming, again, from financial services I have never seen so many hops for a claim to go through.
And so the two-step answer. One, we are providing a tool that gives you total visibility of the process; and two, we’re trying to reduce the number of those hops and consolidate our connections so they are more efficient.

Thelma Cox
And when you say the tool, is that — I can’t remember the name of it — the site where you can go in and track a claim?

John Lettko - MedAvant Healthcare Solutions — CEO
It is. It is the Envision Portal that we announced this week, yes.

Thelma Cox
Okay. Now does that do 837P and 837I files, I mean, as it hits the (indiscernible) institutional and professional?

Lonnie Hardin - MedAvant Healthcare Solutions — Head of Operations
John, I will answer that.

John Lettko - MedAvant Healthcare Solutions — CEO
Thanks, Lonnie.

Lonnie Hardin - MedAvant Healthcare Solutions — Head of Operations
Today, it strictly is the 837P. However, it will be the 837I in the near future. We are currently working on that.

Thelma Cox
Okay, because most of my clients are 837Is.

Lonnie Hardin - MedAvant Healthcare Solutions — Head of Operations
That will be the next phase and — will be implemented.

Thelma Cox
Okay, do you know about — like six months — do you have a clue when that will —?

Lonnie Hardin - MedAvant Healthcare Solutions — Head of Operations
That is our current development projects.

Thelma Cox
Okay, thank you.

Operator
(OPERATOR INSTRUCTIONS) (indiscernible)

Unidentified Speaker
Hi, a quick question regarding the financing that you had today. I was wondering, number one, at what price the shares were issued to the financial firm? And also wondering what happens with your existing debt, including your convertible debt, that you currently have outstanding? Thank you.

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
The shares were issued at a penny (technical difficulty). On the convertible that we have out there in 2008, they have not been touched. So it doesn’t have any impact on those as we speak. And the current facility under Wachovia will be completely paid off today.

Unidentified Speaker
Okay, so including the convertible debt of, I guess it’s what, about 12 million?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
Correct.

Unidentified Speaker
So you will have $32 million in debt with this financing?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
That is correct.

Unidentified Speaker
And the cash position is currently what — 6.8 million or something?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
We will actually be after today probably closer to 10.

Unidentified Speaker
10 million — 10 million —?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
We will have fixed (indiscernible) but we will have no restrictions on the cash that we have, like we did previously in the other facility with Wachovia.

Unidentified Speaker
Okay. Just quickly — because assuming — last quarter you had a write-off, but you still seemingly generated about 1.8 million in cash from operating activities. Is that a trend you see continuing — cash flow positive, but probably accounting on the accounting side negative?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
We have actually been cash flow positive for awhile, except for, I believe, one quarter — the second quarter of last year, if I am not mistaken, if you back out CapEx. And that trend has continued through the third quarter. We do anticipate that continuing through 2006, correct.

Unidentified Speaker
Okay. Great. All right. Thank you very much. Good luck.

Operator
(indiscernible)

Unidentified Speaker
Hi, I was wondering if you could talk more about your physician practice focus and perhaps let us know how many physicians — medical group customers you have, what percentage of your business it represents? And going forward, how you plan to address that particular piece of your business? How you plan to go after it?

John Lettko - MedAvant Healthcare Solutions — CEO
Well, as we sit here today, we are providing service to over 100,000 physicians. And we work in partnership with our vendors and other providers, both practice management systems and POMIS systems, and we expect that to continue in the future. We do not expect to be offering or competing with physician management practice solutions. Really, this is in support of the business that we have out there today, and looking to expand that through the many very effective partners that we have.

Unidentified Speaker
Thank you.

Operator
(indiscernible)

Unidentified Speaker
Hi guys. I noticed in your last 10-Q you mentioned about revenues stabilizing. Are you referring to the last quarter of about $17.8 million in revenues that the future quarters would be at that level or higher?

John Lettko - MedAvant Healthcare Solutions — CEO
You know, I think future quarters are pretty much impossible to figure out or I would be in a different job. I think as we sit here today, really what that (ph) was meant to address is the fact that we had, through our business reviews in the summer, discovered that we had both products and agreements with customers that were not performing as they were intended and in many cases were negative. So we took steps at renegotiating contracts, cutting products etc., in addition to the reorganization that we have done and the leveraging of the infrastructure that we have got in an attempt to get ourselves down to high-quality revenue.
We expect that effort to continue. We are seeing revenue pressure in the EDI business, as well as in the cost containment business. I would describe it as sort of normal revenue pressure. We are constantly seeing this desire on the part of payers to shift the cost of that EDI transaction onto providers. We have been very successful now in having our provider support our transaction through revenue. All of our providers today are doing that. And our focus is on really addressing that gap in revenue by providing additional value to providers that they are willing to pay for.
So that is basically our approach to the problem, and so far, I am very pleased with the transition from really the burden being 100% on payers that shift back to providers. But we feel we need to provide a lot of value there as well for that. The providers are feeling they’re getting good value for their money.

Unidentified Speaker
Okay, thank you. And also, what about the PlanVista part of the business? You haven’t really talked about that. About the added network claims business and how you are going to overlay that over onto your existing client base?

John Lettko - MedAvant Healthcare Solutions — CEO
Well, there’s really 3 sort of things that we have learned about this that we’re trying to implement to improve both the quality and performance of that business as well. The first is, of course, the providers in that business — about 450,000 of them — are excellent customers for our EDI business, as well as the 100,000 customers in our EDI business are excellent customers for our cost containment business. So the first thing we’re trying to do is to cross-sell in both of those areas.
I think the next is as you look at our provider focus, a happy provider and one that is very happy doing business with MedAvant provides opportunity for payers to get increasing discounts in the PPO and wrap businesses that underlie cost containment. So there is a very direct connection there that we intend to work on exploiting much further.
I think lastly, as we look at integrating the processing systems that underlie these two businesses, we expect to find more synergies, more opportunities to exploit what is really a common provider relationship. And I guess last is, as we move towards BPO outsourcing in the payer space, we see a lot of opportunity not only in real-time activity around claims receipt and adjudication, but also the adjudication and repricing activities need to happen on the same platform, and moving that to real-time we think will also have other benefits. You know, there’s not a lot of time today to do the repricing. As we move to real-time, we will be — we will have a distinct market advantage that others don’t have.

Unidentified Speaker
Thank you very much.

Operator
Manny Gerard.

Manny Gerard Analyst
Prosaic financial question. Now that the new loan is in play and you’ve got your capital, can we assume that the DSOs will come sharply back, cause they have been going up like a rocket this year? And what is a normalized level of DSO that you would anticipate going forward?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
On the first part of your question, yes, we have a number of our customers who are also our vendors. And so as we have pushed back on their side, they have done the same on our side as well. So as we pay them off and get real with our vendors, we expect that our DSOs on the AR will also drop considerably.
On a normalized basis, because we have a blend of 3 different companies involved here, I am actually trying to work with my group today on the finance side to come to a true number for that. So I am not prepared yet to tell you exactly what I think that is, but I know it’s significantly lower than it should be right now. So I want to see how our efforts on collecting from our customers who we share vendor relationships with, how that is going to be impacted over the next two month; and then after that, we will be doing some fairly hard efforts to reduce the DSOs across the board at the different productlines.

Manny Gerard Analyst
Next question. Going forward, if you are successful in driving revenue, the whole theory here is that the margins tend to (indiscernible) down because you have a fixed cost structure. Is that essentially true?

John Lettko - MedAvant Healthcare Solutions — CEO
You know, it’s hard to say that across the board. It depends on the service we’re providing, Manny, but certainly in the base EDI business, in the E-pharmacy business and in the cost containment, repricing businesses, the fixed cost there is essentially people and infrastructure. The people are variable; as we improve our quality, we are trying to get more efficient and use less manual processing and handle what I hope will be a lot of additional business on the people infrastructure we have.
The exciting thing about Phoenix is that our major investment is behind us; it’s sunk at this point. As we start to add more and more volume to that platform, certainly the incremental margin on that business goes up. And even at the point where we have to add hardware, it’s a very small investment relative to what we have done so far. So I would say — the way I would answer your question is the percentage of our cost base that is fixed and highly leverageable has increased dramatically over the last six months, and we are continuing to work on that. I call it transaction economics; I am looking to be able to add business without really adding any variable costs.

Manny Gerard Analyst
Thank you.

Operator
(OPERATOR INSTRUCTIONS) (indiscernible)

Unidentified Speaker
Quick question on the financing. Do you know how the interest rate will flow through the GAAP statements? That is, do you have to amortize the cost of the shares over a one- or two-year period? I have seen Laurus on a couple of these deals where you end up having these very high amortization charges. I just want to understand what we can expect to be seen.

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
Yes, we are going to take all of the costs related to this deal and amortize it through. We anticipate it being between 13 and 17% on an annualized basis.

Unidentified Speaker
Is that on the 5 million or are you planning to take down all 20 —?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
That is combined between both facilities.

Unidentified Speaker
Are you planning to take down all 20 at once?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
No, we are going to take 16 right upfront today, and then we will have some leverage and the ability to borrow if we need to additionally.

Unidentified Speaker
So you are going to take 16 of the 20 available?

Doug O’Dowd - MedAvant Healthcare Solutions — CFO
Correct.

Unidentified Speaker
Okay, thank you.

Operator
There are no further questions at this time.

John Lettko - MedAvant Healthcare Solutions — CEO
Thank you very much.

Operator
This concludes today’s conference. You may now disconnect.